                      INCOME OPPORTUNITIES FUND 1999, INC.
                                    BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011
                            ------------------------

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 14, 1994

                            ------------------------

TO THE STOCKHOLDERS OF INCOME OPPORTUNITIES FUND 1999, INC.:

    Notice is hereby given that the 1994 Annual Meeting of Stockholders (the "Meeting") of Income Opportunities Fund 1999, Inc. (the "Fund") will be held at the offices of Merrill Lynch Asset Management, L.P., 800 Scudders Mill Road,
Plainsboro, New Jersey, on Monday, October 14, 1994 at 9:00 A.M. for the following purposes:

        (1) To elect a Board of Directors to serve for the ensuing year;

        (2) To consider and act upon a proposal to ratify the selection of Ernst & Young to serve as independent auditors of the Fund for its current fiscal year; and

        (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on August 11, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

    A complete list of the stockholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after September 1, 1994, at the office of the Fund, 800 Scudders Mill Road, Plainsboro, New Jersey. You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for this purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

                                          By Order of the Board of Directors

                                           MICHAEL J. HENNEWINKEL
                                                  SECRETARY

Plainsboro, New Jersey
Dated: August 23, 1994

                                PROXY STATEMENT
                               ------------------

                      INCOME OPPORTUNITIES FUND 1999, INC.
                                    BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011
                            ------------------------

                      1994 ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 14, 1994

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Income Opportunities Fund 1999, Inc., a Maryland corporation (the "Fund"), to be voted at the 1994 Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of Merrill Lynch Asset Management, L.P. ("MLAM"), 800 Scudders Mill Road, Plainsboro, New Jersey, on Monday, October 14, 1994 at 9:00 A.M. The approximate mailing date of this Proxy Statement is August 29, 1994.

    All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted FOR the election of the Board of Directors to serve for the ensuing year, and FOR the ratification of the selection of independent auditors to serve for the Fund's current fiscal year. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund.

    The Board of Directors has fixed the close of business on August 11, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of August 11, 1994, the Fund had outstanding 55,510,527 shares of common stock, par value $.10 per share ("Common Stock"). To the knowledge of the Fund, as of August 11, 1994, no person is the beneficial owner of more than five percent of the outstanding shares of Common Stock.

    Approval of Items 1 and 2 will require the affirmative vote of the holders of a majority of the Common Stock. The Board of Directors of the Fund knows of no business other than that mentioned in Items 1 and 2 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                             ELECTION OF DIRECTORS

    At the Meeting, the Board of Directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. It is intended that all properly executed proxies will be voted (unless such authority has been withheld in the proxy) in favor of the six (6) persons designated as directors to be elected by holders of Common Stock. The Board of Directors of the Fund knows of no reason why any of these nominees will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominee or nominees as the Board of Directors may recommend.

    Certain information concerning the nominees is set forth as follows:

                                                                                                                  SHARES OF
                                                                                                                COMMON STOCK
                                                                                                                 OF THE FUND
                                                               PRINCIPAL OCCUPATIONS                            BENEFICIALLY
                                                              DURING PAST FIVE YEARS             DIRECTOR         OWNED AT
NAME AND ADDRESS OF NOMINEE                 AGE             AND PUBLIC DIRECTORSHIPS(1)            SINCE       AUGUST 11, 1994
- --------------------------------------      ---      -----------------------------------------  -----------  -------------------
Joe Grills*(1)(2) ....................          59   Member of the Committee of Investment of         1994              -0-
  183 Soundview Lane                                   Employee Benefit Assets of the
  New Canaan, Connecticut 06840                        Financial Executives Institute
                                                       ("CIEBA") since 1986, member of CIEBA's
                                                       Executive Committee since 1988 and its
                                                       Chairman from 1991 to 1992; Assistant
                                                       Treasurer of International Business
                                                       Machines Incorporated ("IBM") and Chief
                                                       Investment Officer of IBM Retirement
                                                       Funds from 1986 until 1993; Member of
                                                       the Investment Advisory Committee of
                                                       the State of New York Common Retirement
                                                       Fund; Director, Duke Management Company
                                                       and Winthrop Financial Associates (real
                                                       estate management).
Walter Mintz(1)(2) ...................          65   Special Limited Partner of Cumberland            1992              -0-
  1114 Avenue of the Americas                          Associates (investment partnership)
  New York, New York 10036                             since 1982.
Melvin R. Seiden(1)(2) ...............          63   President of Silbanc Properties, Ltd.            1992              -0-
  780 Third Avenue                                     (real estate, investment and con-
  Suite 2502                                           sulting) since 1987; Chairman and
  New York, New York 10017                             President of Seiden & de Cuevas, Inc.
                                                       (private investment firm) from 1964 to
                                                       1987.

                                                                                                                  SHARES OF
                                                                                                                COMMON STOCK
                                                                                                                 OF THE FUND
                                                               PRINCIPAL OCCUPATIONS                            BENEFICIALLY
                                                              DURING PAST FIVE YEARS             DIRECTOR         OWNED AT
NAME AND ADDRESS OF NOMINEE                 AGE             AND PUBLIC DIRECTORSHIPS(1)            SINCE       AUGUST 11, 1994
- --------------------------------------      ---      -----------------------------------------  -----------  -------------------
Stephen B. Swensrud(1)(2) ............          61   Principal of Fernwood Associates                 1992              -0-
  24 Federal Street                                    (financial consultants); Director,
  Boston, Massachusetts 02110                          Hitchiner Manufacturing
                                                       Company.
Harry Woolf(1)(2) ....................          70   Member of the editorial board of                 1992              -0-
  The Institute for                                    INTERDISCIPLINARY SCIENCE REVIEWS;
  Advanced Study                                       Director, Alex. Brown Mutual Funds;
  Olden Lane                                           Advanced Technology Laboratories,
  Princeton, New Jersey 08540                          Family Health International and
                                                       Spacelabs Medical (medical equipment
                                                       manufacturing and marketing).
Arthur Zeikel(1)(3) ..................          62   President and Chief Investment Officer of        1992           -0-
  P.O. Box 9011                                        Fund Asset Management, L.P. ("FAM") or
  Princeton, New Jersey                                its predecessor since 1977; President
  08543-9011                                           of MLAM or its predecessor since 1977
                                                       and Chief Investment Officer since
                                                       1976; President and Director of
                                                       Princeton Services, Inc. ("Princeton
                                                       Services") since 1993; Executive Vice
                                                       President of Merrill Lynch & Co., Inc.
                                                       ("ML&Co.") since 1990; Executive Vice
                                                       President of Merrill Lynch, Pierce,
                                                       Fenner & Smith Incorporated ("Merrill
                                                       Lynch") since 1990; Senior Vice
                                                       President of Merrill Lynch from 1985 to
                                                       1990; Director of Merrill Lynch Funds
                                                       Distributor, Inc. ("MLFD").

- ------------------------
(1) Each of the nominees is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLAM acts as investment adviser. See "Merrill Lynch Investment Company Directorships" below.
(2)  Member of Audit Committee of the Board of Directors.
(3) Interested person, as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), of the Fund.
* Joe Grills was unanimously elected by the Fund's Board of Directors to serve as a Director at a regularly scheduled meeting of the Board held on January 19, 1994.

    COMMITTEES AND BOARD OF DIRECTORS' MEETINGS. The Board of Directors has a standing Audit Committee, which consists of the Directors who are not "interested persons" of the Fund within the meaning of the Investment Company Act. The principal purpose of the Audit Committee is to review the scope of the annual audit conducted by the Fund's independent auditors and the evaluation by such auditors of the accounting procedures followed by the Fund. The non-interested Directors have retained independent legal counsel to assist them in connection with these duties. The Board of Directors does not have a nominating committee.

    During the fiscal year ended December 31, 1993, the Board of Directors and the Audit Committee each held four meetings. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors. All members of the Audit Committee attended the meetings of the Audit Committee held during such period.

    COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's officers, directors and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by the SEC regulations to furnish the Fund with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Fund's review of the copies of such forms, and amendments thereto, furnished to it during or with respect to its most recent fiscal year, and written representations from certain reporting persons that they were not required to file Form 5 with respect to the most recent fiscal year, the Fund believes that all of its officers, directors, greater than ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the Investment Company Act, I.E., any advisory board member, investment adviser or affiliated person of the Fund's investment adviser, have complied with all filing requirements applicable to them with respect to transactions during the Fund's most recent fiscal year except that Donald Burke inadvertently neglected to file a Form 3 to report his election as Vice President of the Fund and Harry Woolf inadvertently neglected to file a Form 3 to disclose his position as a Director of the Fund. This information was, however, included a Form 5 which was filed by each Mr. Burke and Mr. Woolf in a timely manner.

    INTERESTED PERSONS. The Fund considers Mr. Zeikel to be an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act as a result of the position he holds with FAM and its affiliates. Mr. Zeikel is the President of the Fund and the President of FAM and MLAM.

    COMPENSATION OF DIRECTORS. FAM, the investment adviser, pays all compensation of all officers of the Fund and all Directors of the Fund who are affiliated with ML&Co. or its subsidiaries. Until calendar year 1994, the Fund paid each Director not affiliated with the investment adviser a fee of $5,000 per year plus $500 per regular meeting attended and an additional annual fee of $1,000 plus a fee of $250 for each Audit Committee meeting attended, together with such Director's actual out-of-pocket expenses relating to attendance at meetings. These fees and expenses aggregated $36,023 for the fiscal year ended December 31, 1993. For the calendar year 1994, the Fund is paying each Director not affiliated with the investment adviser an annual fee of $5,000, plus a fee of $250 for each Board meeting attended, and an additional annual fee of $1,000 plus a fee of $500 for each Audit Committee meeting attended.

    MERRILL LYNCH INVESTMENT COMPANY DIRECTORSHIPS. MLAM and its affiliate, FAM, act as the investment adviser for more than 100 registered investment companies. Mr. Zeikel is a trustee or director of each of these companies except for Merrill Lynch Series Fund, Inc., Merrill Lynch Funds for Institutions Series and Merrill Lynch Institutional Intermediate Fund. Messrs. Grills, Mintz, Seiden, Swensrud and Woolf are trustees or directors of Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Merrill Lynch Federal Securities Trust, Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Variable Series Funds, Inc., Financial Institutions Series Trust, Merrill Lynch Adjustable Rate Securities Fund, Inc., MuniAssets Fund, Inc., MuniBond Income Fund, Inc., MuniInsured Fund, Inc., MuniYield Insured Fund, Inc., Income Opportunities Fund 2000, Inc. and Merrill Lynch Fundamental Growth Fund, Inc. Mr. Swensrud is also a director of Merrill Lynch Series Fund, Inc.

    OFFICERS OF THE FUND. The Board of Directors has elected eight officers of the Fund. The following sets forth information concerning each of these officers:

                                                                                                       OFFICER
NAME AND PRINCIPAL OCCUPATION                                           OFFICE                AGE       SINCE
- -----------------------------------------------------------  ----------------------------  ---------  ---------
Arthur Zeikel..............................................           President               62        1992
  President and Chief Investment Officer of FAM or its
    predecessor since 1977; President of MLAM or its
    predecessor since 1977 and Chief Investment Officer
    since 1976; President and Director of Princeton
    Services since 1993; Executive Vice President of ML&Co.
    since 1990; Executive Vice President of Merrill Lynch
    since 1990; Senior Vice President from 1985 to 1990;
    Director of MLFD since 1991.
Terry K. Glenn.............................................    Executive Vice President       53        1992
  Executive Vice President of FAM and MLAM or their
    predecessors since 1983; Executive Vice President of
    Princeton Services since 1993; President of MLFD since
    1986 and Director since 1991; President of Princeton
    Administrators, L.P. since 1988.
N. John Hewitt.............................................     Senior Vice President         59        1993
  Senior Vice President of FAM and MLAM or their
    predecessors since 1981.
Jeffrey B. Hewson..........................................         Vice President            43        1992
  Vice President of MLAM since 1989; Portfolio Manager of
    MLAM since 1985; Senior Consultant, Price Waterhouse
    1981 to 1985.

                                                                                                       OFFICER
NAME AND PRINCIPAL OCCUPATION                                           OFFICE                AGE       SINCE
- -----------------------------------------------------------  ----------------------------  ---------  ---------
Gregory M. Maunz...........................................         Vice President            41        1992
  Vice President of MLAM since 1985 and Portfolio Manager
    since 1984.
Donald C. Burke............................................         Vice President            34        1993
  Vice President and Director of Taxation of MLAM or its
    predecessor since 1990; Employee of Deloitte & Touche
    from 1982 to 1990.
Gerald M. Richard..........................................           Treasurer               45        1992
  Senior Vice President and Treasurer of FAM and MLAM or
    their predecessors since 1984; Senior Vice President
    and Treasurer of Princeton Services since 1993;
    Treasurer of MLFD since 1984 and Vice President since
    1981.
Michael J. Hennewinkel.....................................           Secretary               42        1992
  Vice President of MLAM or its predecessor since 1985 and
    attorney associated with FAM and MLAM or their
    predecessors since 1982.

    STOCK OWNERSHIP. At August 11, 1994, the Directors and officers of the Fund as a group (13 persons) owned an aggregate of less than 1/4 of 1% of the Common Stock of the Fund outstanding at such date. At such date, Mr. Zeikel, a Director of the Fund, and the officers of the Fund owned an aggregate of less than 1% of the outstanding shares of common stock of ML&Co.

    All of the Directors of the Fund timely filed the reports required under the Securities Exchange Act of 1934, as amended, relating to transactions in the Fund's shares.

                       SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, has selected the firm of Ernst & Young ("E&Y") to examine the financial statements of the Fund for the current fiscal year. The Fund knows of no direct or indirect financial interest of E&Y in the Fund. Such appointment is subject to ratification or rejection by the stockholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such auditors.

    E&Y also acts as independent auditors for several other investment companies for which FAM acts as investment adviser. The fees received by E&Y from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Fund. The Board of Directors of the Fund considered the fact that E&Y has been retained as the independent auditors for the other entities described above in its evaluation of the independence of E&Y with respect to the Fund.

    Representatives of E&Y are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and to respond to questions from stockholders.

                       THE INVESTMENT ADVISORY AGREEMENT

    FAM acts as the investment adviser for the Fund and provides the Fund with management services pursuant to an investment advisory agreement dated August 18, 1992 (the "Investment Advisory Agreement"). On July 13, 1994, the Board of Directors of the Fund approved the Investment Advisory Agreement for a period ending July 31, 1995. On that date, Arthur Zeikel, a Director of the Fund, owned securities of ML&Co.

INFORMATION CONCERNING FAM

    Effective January 1, 1994, FAM was reorganized as a Delaware limited partnership. FAM (the general partner of which is Princeton Services, a wholly-owned subsidiary of ML&Co.) is owned and controlled by ML&Co. and is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. ML&Co. is located at 250 Vesey Street, New York, New York 10281. The reorganization did not result in a change of management of FAM, in any of its personnel, or in an adverse change in its financial condition. Prior to the reorganization, FAM, which was known as Fund Asset Management, Inc. ("FAMI"), was a Delaware corporation which had been incorporated in 1976. Prior to reorganization, FAMI was a wholly-owned subsidiary of MLAM, a Delaware corporation, which was also reorganized as a Delaware limited partnership effective January 1, 1994. MLAM was a wholly-owned subsidiary of ML&Co. prior to its reorganization, and continues to be owned and controlled by ML&Co. after its reorganization. MLAM is also located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. MLAM or FAM acts as the investment adviser to more than 100 other registered investment companies. In addition, MLAM offers portfolio management and portfolio analysis services to individuals and institutions. FAMI's audited balance sheet for its most recent fiscal year is appended to this Proxy Statement as Exhibit A.

    Securities held by the Fund also may be held by or be appropriate investments for other investment companies or clients (collectively referred to as "clients") for which MLAM or FAM acts as an adviser. Because of different investment objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the security. If purchases or sales of securities for the Fund or other investment companies or clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective investment companies and clients in a manner deemed equitable to all by MLAM or FAM. To the extent that transactions on behalf of more than one client of FAM or MLAM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

    The following table sets forth the name, title and principal occupation of the principal executive officer of FAM and the directors of Princeton Services, the general partner of FAM.

NAME                                     TITLE                        PRINCIPAL OCCUPATION
- ------------------------  -----------------------------------  -----------------------------------
Authur Zeikel*..........  President and Chief Investment       President and Chief Investment
                            Officer of FAM and Director of       Officer of MLAM and FAM; and
                            Princeton Services                   Executive Vice President of
                                                                 ML&Co.
Terry K. Glenn..........  Executive Vice President of FAM and  Executive Vice President of MLAM
                            Director of Princeton Services       and FAM; Executive Vice President
                                                                 of Princeton Services
Philip L. Kirstein......  Senior Vice President and General    Senior Vice President and General
                            Counsel of FAM and Director of       Counsel of MLAM and FAM
                            Princeton Services

- ------------------------
* Mr. Zeikel is presently a Director of the Fund. The address of Messrs. Zeikel, Glenn and Kirstein is Box 9011, Princeton, New Jersey 08543-9011, which is also the address of MLAM and FAM.

TERMS OF INVESTMENT ADVISORY AGREEMENT

    The Investment Advisory Agreement provides that, subject to the direction of the Board of Directors of the Fund, FAM is responsible for the actual management of the Fund's portfolio and for the review of the Fund's holdings in light of its own research analysis and analyses from relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with FAM, subject to review by the Board of Directors. FAM provides the portfolio managers for the Fund, who consider analyses from various sources (including brokerage firms with which the Fund does business), make the necessary investment decisions and place transactions accordingly. FAM also is obligated to perform certain administrative and management services for the Fund and is obligated to provide all the office space, facilities, equipment and personnel necessary to perform its duties under the Investment Advisory Agreement.

    INVESTMENT ADVISORY FEE. The Investment Advisory Agreement provides that as compensation for its services to the Fund, FAM receives from the Fund at the end of each month a fee at an annual rate of 0.75% of the Fund's average weekly net assets from August 18, 1992 (the effective date of the Investment Advisory Agreement) through September 1, 1994, 0.55% of the Fund's average weekly net assets from September 1, 1994 to September 1, 1997 and 0.40% of the Fund's average weekly net assets from September 1, 1997 through the termination of the Fund. For purposes of this calculation, average weekly net assets are determined at the end of each month on the basis of the average net assets of the Fund for each week during the month. The assets for each weekly period are determined by averaging the net assets at the last business day of a week with the net assets at the last business day of the prior week. For the fiscal year ended December 31, 1993, the investment advisory fee payable by the Fund to FAM aggregated $3,963,389 (based on average net assets of approximately $525.6 million). At July 31, 1994, the Fund had net assets of

$485.8 million. At this asset level the Fund's annual investment advisory fee would aggregate approximately $2.7 million. Effective January 18, 1994, FAM voluntarily agreed to reduce its investment advisory fee through December 31, 1995, from 0.75% of the average weekly net assets of the Fund to 0.55% of such net assets.

    PAYMENT OF EXPENSES. The Investment Advisory Agreement obligates FAM to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with the investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are affiliated persons of FAM or any of its affiliates. The Fund pays all other expenses incurred in the operation of the Fund, including, among other things, expenses for legal and auditing services, taxes, costs of printing proxies, listing fees, stock certificates and shareholder reports, charges of the custodian and transfer agent, dividend disbursing agent and registrar fees and expenses with respect to the issuance of preferred stock, Securities and Exchange Commission fees, fees and expenses of unaffiliated Directors, accounting and pricing costs, insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, mailing and other expenses properly payable by the Fund. Accounting services are provided to the Fund by FAM, and the Fund reimburses FAM for its costs in connection with such services. For the fiscal year ended December 31, 1993, the Fund reimbursed $89,356 to FAM for such accounting services.

    DURATION AND TERMINATION. The Investment Advisory Agreement will continue in effect from year to year if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of capital stock of the Fund and (b) by a majority of the Directors who are not parties to such agreement or interested persons (as defined in the Investment Company Act) of any such party. Such agreement is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the stockholders of the Fund.

                             PORTFOLIO TRANSACTIONS

    Subject to policies established by the Board of Directors of the Fund, FAM is primarily responsible for the execution of the Fund's portfolio transactions. In executing such transactions, FAM seeks to obtain the best results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While FAM generally seeks reasonably competitive commission rates, the Fund does not necessarily pay the lowest commission or spread available.

    The Fund has no obligation to deal with any broker or dealer in the execution of transactions in portfolio securities. Subject to obtaining the best price and execution, brokers who provided supplemental investment research to FAM, including Merrill Lynch, may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by FAM under the Investment Advisory Agreement and the expenses of FAM will not necessarily be reduced as a result of the receipt of such supplemental information. It is possible that certain of the supplemental investment research so received will benefit primarily one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, the Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other accounts or investment companies.

    The securities in which the Fund primarily will invest are traded in the over-the-counter markets, and the Fund intends to deal directly with dealers who make markets in the securities involved, except in those circumstances where better prices and execution are available elsewhere. Under the Investment Company Act, except as permitted by exemptive order, persons affiliated with the Fund are prohibited from dealing with the Fund as principal in the purchase and sale of securities. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own account, the Fund will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Fund may serve as its broker in over-the-counter transactions conducted on an agency basis. For the fiscal year ended December 31, 1993, the Fund paid no brokerage commissions.

    The Board of Directors has considered the possibility of recapturing for the benefit of the Fund brokerage commissions, dealer spreads and other expenses of possible portfolio transactions, such as underwriting commissions, by conducting portfolio transactions through affiliated entities, including Merrill Lynch. For example, brokerage commissions received by Merrill Lynch could be offset against the investment advisory fee paid by the Fund to FAM. After considering all factors deemed relevant, the Directors made a determination not to seek such recapture. The Directors will reconsider this matter from time to time.

                             ADDITIONAL INFORMATION

    The expenses of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. The Fund also may hire proxy solicitors at the expense of the Fund.

    In order to obtain the necessary quorum at the Meeting (I.E., a majority of the shares of the Fund entitled to vote at the Meeting, present in person or by proxy), supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

    Broker-dealer firms, including Merrill Lynch, holding Fund shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each Item before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealer firms may, without instructions from their customers and clients, grant authority to the proxies designated to vote on the election of Directors (Item 1) and ratification of the selection of independent auditors (Item 2) if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Accordingly, the Fund will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists. The Fund also will count towards a quorum shares as to which proxies are returned by record shareholders but which are marked "abstain" on any Item. Merrill Lynch has advised that it intends to exercise discretion over shares held in its name for which no instructions are received by voting such shares in the same proportion as it has voted shares for which it has received instructions. A failure by a broker-dealer who returns a proxy to vote for his or her clients on an Item or an abstention will have no effect with respect to the vote on Item 1 or Item 2.

STOCKHOLDER PROPOSALS

    If a stockholder intends to present a proposal at the 1995 Annual Meeting of Stockholders of the Fund, which is anticipated to be held in October 1995, and desires to have the proposal included in the Fund's proxy statement and form of proxy for that meeting, the stockholder must deliver the proposal to the offices of the Fund by April 25, 1995.

                                          By Order of the Board of Directors

                                              MICHAEL J. HENNEWINKEL
                                                      SECRETARY

Dated: August 23, 1994

                                                                       EXHIBIT A

INDEPENDENT AUDITORS' REPORT

FUND ASSET MANAGEMENT, INC.:

We have audited the accompanying consolidated balance sheet of Fund Asset Management, Inc. and subsidiary (the "Company") as of December 31, 1993. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of the Company at December 31, 1993 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE
Parsippany, New Jersey
February 28, 1994

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                                                                                    DECEMBER 31,
                                                                                                        1993
                                                                                                   ---------------
ASSETS
Cash.............................................................................................  $       996,680
Receivable from affiliated companies:
  Lease transactions.............................................................................       24,501,523
  Sale of leased investment......................................................................       48,312,532
Fund management fees receivable..................................................................       28,927,938
Investments in leases:
  Leveraged leases...............................................................................       57,431,668
  Sales-type lease...............................................................................        3,362,521
Investments in affiliated investment companies--(market: $19,731,088)............................       18,181,262
Investment in affiliated limited partnership.....................................................       31,109,264
                                                                                                   ---------------
TOTAL ASSETS.....................................................................................  $   212,823,388
                                                                                                   ---------------
                                                                                                   ---------------
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Merrill Lynch & Co., Inc. and affiliates..............................................  $    21,554,955
Deferred income taxes:
  Arising from leveraged leases..................................................................       52,938,886
  Arising from sales-type lease..................................................................        1,351,622
  Other..........................................................................................       15,838,124
Other............................................................................................            8,501
                                                                                                   ---------------
Total liabilities................................................................................       91,692,088
                                                                                                   ---------------
STOCKHOLDER'S EQUITY:
Common stock, par value $1.00 per share--authorized 25,000 shares; outstanding 1,000 shares......            1,000
Additional paid-in capital.......................................................................      686,215,876
Retained earnings................................................................................      119,029,472
Proceeds receivable from Merrill Lynch & Co., Inc. from sale of subsidiaries.....................     (684,115,048)
                                                                                                   ---------------
Total stockholder's equity.......................................................................      121,131,300
                                                                                                   ---------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.......................................................  $   212,823,388
                                                                                                   ---------------
                                                                                                   ---------------

                    See notes to consolidated balance sheet.

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993

ORGANIZATION
    Fund Asset Management, Inc. and subsidiary (the "Company"), a wholly-owned subsidiary of Merrill Lynch Investment Management, Inc. (the "Parent"), or "MLIM" which is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."), serves as an investment adviser to various registered open-end investment companies. The Company is also a lessor participant in certain leveraged and sales-type lease agreements.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    INCOME TAXES--The results of the operations of the Company are included in the consolidated Federal and combined state and local income tax returns filed by ML&Co. It is the policy of ML&Co. to allocate the tax associated with such operating results to each respective subsidiary in a manner which approximates the separate company method. In 1992, ML&Co. adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") which requires an asset and liability method in recording income taxes on all transactions that have been recognized in the financial statements. SFAS 109 provides that deferred taxes be adjusted to reflect tax rates at which future tax liabilities or assets are expected to be settled or realized.

TRANSACTIONS WITH AFFILIATES
    The Company serves as an investment adviser for certain affiliated investment companies. The Company maintains investments in certain of these investment companies. Such investments are carried at the lower of cost or market value. Market value is determined based upon quoted market prices.

    The Company has an arrangement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), an affiliate which provides that the Company, which receives revenue as investment adviser to certain investment companies (the "Funds"), reimburse MLPF&S for certain costs incurred in processing transactions involving shares of the Funds.

    ML&Co. is the holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company for interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances due to/from ML&Co.

    The "Receivable from affiliated companies" arising from lease transactions is summarized as follows:

Monies advanced to fund lease transactions....................  $(103,476,954)
Tax benefits allocated to the Company by ML&Co................     88,699,254
Other.........................................................     39,279,223
                                                                -------------
Total.........................................................  $  24,501,523
                                                                -------------
                                                                -------------

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEET--(CONTINUED)
                               DECEMBER 31, 1993

TRANSACTIONS WITH AFFILIATES--(CONTINUED)
    The Company has a 49 percent limited partnership interest in ML Plainsboro Limited Partnership ("MLP") whose general partner is an affiliate. Profits and losses are allocated to the Company based on its percentage interest.

    During 1992, the Company sold its investment in Merrill Lynch Interfunding, Inc. and Merlease Leasing Corp. to an affiliate at book value, resulting in a receivable from ML&Co. This receivable is reflected as a reduction to stockholder's equity.

INVESTMENTS IN LEASES
    The Company is a lessor participant in leveraged leases.

    Pertinent information relating to the Company's investments in leveraged leases is summarized as follows:

                                                         LENGTH OF                      ESTIMATED
                                                           LEASE        EQUITY      RESIDUAL VALUE OF
TYPE OF PROPERTY                                          (YEARS)     INVESTMENT     LEASED PROPERTY
- ------------------------------------------------------  -----------  -------------  -----------------
Generating plant......................................       24-25        34.06%            15.0%

    Financing beyond the Company's equity interest in the purchase price of the properties was furnished by outside parties in the form of long-term debt that provides for no recourse against the Company and is secured by a first lien on the properties and related rentals. At the end of the respective lease terms, ownership of the properties remains with the Company.

    The Company's net investment in leveraged leases is summarized as follows:

Rentals receivable (net of principal and interest on
 nonrecourse debt).............................................  $66,075,030
Estimated residual values of leased assets.....................   18,964,143
Less:
  Unearned and deferred income.................................  (26,617,505)
  Allowance for uncollectibles.................................     (990,000)
                                                                 -----------
Investment in leveraged leases.................................  $57,431,668
Less deferred taxes arising from leveraged leases..............  (52,938,886)
                                                                 -----------
Net investment in leveraged leases.............................  $ 4,492,782
                                                                 -----------
                                                                 -----------

    During 1993, the Company sold its equity interest in the chemical tanker previously accounted for as a leveraged lease. The sale resulted in an after-tax gain of $112,000.

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEET--(CONTINUED)
                               DECEMBER 31, 1993

INVESTMENTS IN LEASES--(CONTINUED)
    The Company's investment in the sales-type leases consisted of the following elements at December 31, 1993:

Minimum lease payments receivable...............................  $3,672,000
Less:
  Unearned income...............................................     (59,479)
  Allowance for uncollectibles..................................    (250,000)
                                                                  ----------
Investment in sales type financing leases.......................  $3,362,521
                                                                  ----------
                                                                  ----------

    At December 31, 1993 minimum lease payments receivable are $3,672,000 for 1994.

    For Federal income tax purposes, the Company receives the investment tax credit and has the benefit of tax deductions for (i) depreciation on the entire amount of leased assets and (ii) interest on the outstanding long-term debt. For state and local tax purposes, the Company also receives the benefits of tax deductions from (i) and (ii) above. Since, during the early years of the leases, those deductions exceed the Company's lease rental income, substantial excess deductions are available to be applied against the Company's other income and the consolidated income of ML&Co. In the later years of the leases, rental income will exceed the related deductions and taxes will be payable (to the extent that net deductions arising from additional leveraged lease transactions do not offset such net lease income). Deferred taxes have been provided to reflect these temporary differences.

INCOME TAXES

    As part of the consolidated group, the Company transfers its current Federal and state tax liabilities to MLIM. No such amounts were due to MLIM at December 31, 1993.

PENSION PLAN

    The Company participates in the ML&Co. Comprehensive Retirement Program (the "Program") consisting of the Retirement Accumulation Plan ("RAP") and the Employee Stock Ownership Plan (the "ESOP"). Under the Program, cash contributions made by the Company and the ML&Co. stock held by the ESOP will be allocated quarterly to participants' accounts. Allocations will be based on years of service, age and eligible compensation. Actuarial data regarding the Company's Plan participants is not separately available.

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEET--(CONTINUED)
                               DECEMBER 31, 1993

NAME CHANGE

    Effective December 28, 1991, the Company's Parent, through an amendment of its certificate of incorporation, changed its name to Merrill Lynch Investment Management, Inc. ("MLIM"). MLIM does business under the name "Merrill Lynch Asset Management".

SUBSEQUENT EVENT

    Effective January 1, 1994, Fund Asset Management, Inc. contributed certain net investment advisory assets to Fund Asset Management, L.P., a newly formed Delaware limited partnership, in exchange for a 99% limited partnership interest. The general partner, Princeton Services, Inc. (a wholly-owned subsidiary of Merrill Lynch & Co., Inc.) contributed 1% of the value of the net investment advisory assets in exchange for its 1% general partnership interest. The partnership's profits and losses are to be allocated in proportion to the capital contributions of the partners.

                      INCOME OPPORTUNITIES FUND 1999, INC.
                                  P.O. BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Arthur Zeikel, Terry K. Glenn and Michael
J. Hennewinkel as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of Income Opportunities Fund 1999, Inc. (the "Fund") held of record by the undersigned on August 11, 1994, at the annual meeting of stockholders of the Fund to be held on October 14, 1994 or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.



                               (Continued and to be signed on the reverse side)

1.   ELECTION OF DIRECTORS

     (INSTRUCTION: To withhold    FOR all nominees      WITHHOLD AUTHORITY
     authority to vote for any    listed below (except  to vote for all
     individual nominee, strike   as marked to the      nominees listed
     a line through the           contrary below)  / /  below  / /
     nominee's name in the list
     below.)

     Joe Grills, Walter Mintz,
     Melvin R. Seiden, Stephen
     B. Swensrud, Harry Woolf,
     Arthur Zeikel


2.   Proposal to ratify the
     selection of Ernst &
     Young as independent
     auditors of the Fund to
     serve for the current
     fiscal year.                FOR / /     AGAINST / /    ABSTAIN  / /

3.   In the direction of such
     proxies, upon such other
     business as may properly
     come before the meeting
     or any adjournment
     thereof.


Please sign exactly as name appears hereon.
When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  _____________________, 1994


X _________________________________
            Signature


X _________________________________
    Signature, if held jointly


Please mark boxes /fill in completely/ or /x/ in blue or black ink. Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

_________________________________________________________________

     BY SIGNING AND PROMPTLY RETURNING THE ENCLOSED PROXY
     YOU MAY SAVE YOUR FUND THE EXPENSE OF ADDITIONAL
     SOLICITATION COSTS.

_________________________________________________________________

     THE ENCLOSED PROXY CARD HAS BEEN FORWARDED TO YOU
     BECAUSE YOU WERE A SHAREHOLDER ON THE RECORD DATE.

     IT IS IMPORTANT THAT YOU VOTE AND SIGN THIS PROXY AND
     RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

_________________________________________________________________